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                                MANAGEMENT AGREEMENT


                                   by and between



                            MERCURY EXPLORATION COMPANY


                                        and


                             QUICKSILVER RESOURCES INC.







                                   April 9, 1998




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                                  TABLE OF CONTENTS

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                                                                            Page
                                    ARTICLE I

                                   DEFINITIONS

Section 1.1    Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . .1
Section 1.2    References. . . . . . . . . . . . . . . . . . . . . . . . . . . .2

                                    ARTICLE II

                              APPOINTMENT OF MANAGER
Section 2.1    Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Section 2.2    Acceptance. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Section 2.3    Legal Ownership Retained in the Company . . . . . . . . . . . . .3
Section 2.4    Duties Retained by the Company. . . . . . . . . . . . . . . . . .3

                                   ARTICLE III

                              STATUS OF THE MANAGER

Section 3.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

                                    ARTICLE IV

                   AUTHORITY AND RESPONSIBILITY OF THE MANAGER

Section 4.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Section 4.2    Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . .3
Section 4.3    Compliance with Obligations . . . . . . . . . . . . . . . . . . .4

                                    ARTICLE V

                                     SERVICES

Section 5.1    Provision of Administrative Services. . . . . . . . . . . . . . .4
Section 5.2    Other Services. . . . . . . . . . . . . . . . . . . . . . . . . .6
Section 5.3    Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Section 5.4    Payment of Out-of-Pocket Expenses . . . . . . . . . . . . . . . .7

                                       i

                                    ARTICLE VI

                            REQUIRED COMPANY APPROVAL

Section 6.1    Required Company Approval . . . . . . . . . . . . . . . . . . . .7

                                   ARTICLE VII

                             PERSONNEL ADMINISTRATION

Section 7.1    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Section 7.2    Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Section 7.3    Consultants and Others. . . . . . . . . . . . . . . . . . . . . .8

                                   ARTICLE VIII

                             FINANCIAL ADMINISTRATION

Section 8.1    Budgets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Section 8.2    Cash Management . . . . . . . . . . . . . . . . . . . . . . . . .9

                                    ARTICLE IX

                                    CONTRACTS

Section 9.1    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Section 9.2    Purchases for the Account of the Company. . . . . . . . . . . . .9
Section 9.3    Affiliate Transactions. . . . . . . . . . . . . . . . . . . . . 10

                                    ARTICLE X

                                   INDEMNITIES

Section 10.1   Indemnification by the Manager. . . . . . . . . . . . . . . . . 10
Section 10.2   Indemnification by the Company. . . . . . . . . . . . . . . . . 10
Section 10.3   Non-Assumption of Liabilities . . . . . . . . . . . . . . . . . 11
Section 10.4   Survival of Indemnification Obligations . . . . . . . . . . . . 11

                                    ARTICLE XI

                    ACCESS TO INFORMATION, BOOKS AND RECORDS;
                        CONFIDENTIALITY; POWER OF ATTORNEY

Section 11.1   Access to Books and Records . . . . . . . . . . . . . . . . . . 11
Section 11.2   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 11.3   Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . 12

                                     ii

                                   ARTICLE XII

                       CONFLICTS OF INTEREST AND GOOD FAITH

Section 12.1   Other Activities. . . . . . . . . . . . . . . . . . . . . . . . 12

                                   ARTICLE XIII

                          REPRESENTATIONS AND WARRANTIES

Section 13.1   Representations and Warranties of the Manager . . . . . . . . . 13

                                   ARTICLE XIV

                        TERM AND TERMINATION OF AGREEMENT

Section 14.1   Initial Term. . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 14.2   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 14.3   Effects of Termination. . . . . . . . . . . . . . . . . . . . . 15

                                    ARTICLE XV

                      AGENCY WITH RESPECT TO CERTAIN ASSETS

Section 15.1   Agent and Nominee . . . . . . . . . . . . . . . . . . . . . . . 15
Section 15.2   Distributions, Expenses and Management. . . . . . . . . . . . . 16
Section 15.3   Approval of the Manager . . . . . . . . . . . . . . . . . . . . 17

                                   ARTICLE XVI

                                  MISCELLANEOUS

Section 16.1   Relationship of Parties . . . . . . . . . . . . . . . . . . . . 17
Section 16.2   No Third Party Beneficiaries. . . . . . . . . . . . . . . . . . 18
Section 16.3   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 16.4   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 16.5   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 16.6   Waiver of Breach. . . . . . . . . . . . . . . . . . . . . . . . 20
Section 16.7   Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . 20
Section 16.8   Additional Assurances . . . . . . . . . . . . . . . . . . . . . 20
Section 16.9   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 16.10  Article and Section Headings. . . . . . . . . . . . . . . . . . 21
Section 16.11  Discretionary Terms . . . . . . . . . . . . . . . . . . . . . . 21
Section 16.12  Amendments and Contract Execution . . . . . . . . . . . . . . . 21
Section 16.13  Action by the Company . . . . . . . . . . . . . . . . . . . . . 21

                                 MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT (this "Agreement") is entered into effective as of the 9th day of April, 1998, by and between Mercury Exploration Company, a Texas corporation ("Manager"), and Quicksilver Resources Inc., a Delaware corporation (together with its predecessors, the "Company").

                                 W I T N E S S E T H:

     WHEREAS, Manager is primarily engaged in the business of providing operations, accounting and management services relating to oil and gas assets for MSR Exploration Ltd. ("MSR") and others and in the acquisition and ownership of gas processing plants, gathering facilities and. pipelines; and

     WHEREAS, the Company is primarily engaged in the oil and gas business, including the acquisition, development and exploration and production of oil and gas properties; and

     WHEREAS, in order to reduce overhead and operating expenses and in an effort to manage its affairs in a more cost effective and efficient manner, the Company desires to retain the Manager to provide certain management, administrative and support services to the Company, and the Manager desires to render such services to the Company, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

     Section 1.1 DEFINED TERMS. For the purpose of this Agreement, the following terms shall have the meaning ascribed thereto below unless otherwise specified or clearly required by the context in which such term is used:

     AFFILIATES. "Affiliates" means, with respect to a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, and the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, activities or policies of any Person or entity, whether through the ownership of voting securities, by contract, employment or otherwise.

     AGREEMENT. "Agreement" means this Management Agreement, as modified from time to time by any duly adopted amendments.

     ASSET MAINTENANCE ACTIVITIES. "Asset Maintenance Activities" means all activities of the Company incident to the operation, maintenance, upgrading, renewal or reconstruction of its assets.

     BUSINESS. "Business" means all business activities of the Company conducted both directly and indirectly through subsidiaries, nominees, joint ventures, general and limited partnerships and other entities which the Company serves as a partner of or otherwise has an interest in, as such business is now conducted or may hereafter be conducted in the future including, without limitation, all Investment Activities, Financing Activities and Asset Maintenance Activities.

     COMMENCEMENT DATE. "Commencement Date" means the date first set forth above.

     COMPENSATION EXPENSE. "Compensation Expense" means, with respect to an employee of the Manager, all reasonable direct expenses of the Manager incurred in connection with compensating such employee, including without limitation, all salary payments, unemployment, payroll and other taxes, health, life, disability and other insurance costs, and costs of pension and retirement plans.

     FINANCING ACTIVITIES. "Financing Activities" means all activities of the Company incident to the financing of its Business, including borrowing, repayment, restructuring, renewal and compromise of indebtedness, and the creation, issuance, redemption or repurchase, conversion, or exchange of capital stock.

     INVESTMENT ACTIVITIES. "Investment Activities" means all activities of the Company incident to the acquisition, disposition, development or redevelopment of assets or other customary investment activities of an oil and gas company.

     PERSON. "Person" means any of the following: an individual, corporation, partnership, limited partnership, limited liability company unincorporated association, trust, estate, or other incorporated or unincorporated entity.

     TERM OF AGREEMENT. "Term of Agreement" means the period from the date hereof until this Agreement is terminated or otherwise expires pursuant to
Article XIV hereof.

     Section 1.2 REFERENCES. Unless otherwise specified, the references herein to "Sections", "Subsections" or "Articles" refer to the sections, subsections or articles in this Agreement.

                                      ARTICLE II

                                APPOINTMENT OF MANAGER

     Section 2.1 APPOINTMENT. The Company hereby appoints the Manager to conduct the Business by and on behalf of, and for the account of, the Company pursuant to and as set forth in this Agreement. The Company shall at all times have and retain ultimate control over its business and operations.

     Section 2.2 ACCEPTANCE. The Manager hereby accepts the appointment and agrees to perform the duties and obligations herein imposed in a reasonable and prudent manner, consistent with sound field practices and generally accepted standards for businesses similar to the Business.

     Section 2.3 LEGAL OWNERSHIP RETAINED IN THE COMPANY. The Manager shall not take title to any properties owned of record or beneficially by the Company during the Term of Agreement. Any addition to the assets of the Company purchased, leased, or otherwise acquired with the Company's funds or securities shall be acquired in the name of the Company.

     Section 2.4 DUTIES RETAINED BY THE COMPANY. The Company shall remain responsible for (i) making all decisions required of the Company under this Agreement, (ii) such other duties as shall be specifically identified in writing by the Company to the Manager and (iii) authorizing (in its discretion) and executing all agreements, contracts, and other documents in connection with its Business.

                                     ARTICLE III

                                STATUS OF THE MANAGER

     Section 3.1 GENERAL. The Manager shall render services hereunder as the Company's agent to the extent specifically provided herein or as further delegated from time to time by the Company and accepted in writing by the Manager. The relationship created by this Agreement is one of principal and agent, and nothing to the contrary shall be inferred from this Agreement.

                                      ARTICLE IV

                     AUTHORITY AND RESPONSIBILITY OF THE MANAGER

     Section 4.1 GENERAL. As agent for the Company, the Manager shall have the authority and the responsibility for the supervision and management of the day-to-day operations of the Business. As agent for the Company, the Manager agrees, to the extent that adequate funds are made available to the Manager, to manage the Business in a reasonable and prudent manner, consistent with sound field practices and generally accepted standards for businesses similar to the Business. Except as set forth in Sections 5.3 and 5.4, the Manager shall have no obligation to advance funds for the account of the Company or to pay any sums of its own in connection with the performance of the actions which it is authorized to take hereunder. The Manager's management and activities under this Agreement shall be specifically subject to the terms hereof and the general control, direction and supervision of the Company.

     Section 4.2 COMPLIANCE WITH LAWS. The Manager shall use reasonable best efforts to ensure full compliance with federal, state and municipal laws, ordinances, regulations and orders relative to the use, operation, development and maintenance of the Business. The Manager shall use reasonable best efforts to remedy any violation of any such law, ordinance, rule, regulation or order which comes to its attention. If the violation is one for which the Company might be subject to penalty, the Manager shall promptly notify the Company of such violation to allow actions to be made to remedy the violation, and the Manager shall transit promptly to the

Company a copy of any citation or other communication received by the Manager setting forth any such violation.

     Section 4.3 COMPLIANCE WITH OBLIGATIONS. The Manager, to the extent such matters are within its control, shall use reasonable best efforts to cause compliance with all terms and conditions contained in any contract, agreement, judicial, administrative or governmental order, lease, mortgage, deed of trust or other contractual or security instrument affecting the Business including, but not limited to, joint operating agreements and service contracts; PROVIDED, however, that, except as otherwise set forth herein, the Manager shall not be required to make any payment or incur any liability on account thereof. The Manager shall promptly notify the Company of any violation of any covenant in such instruments or agreements.

                                      ARTICLE V

                                       SERVICES

     Section 5.1 PROVISION OF ADMINISTRATIVE SERVICES. The Manager shall provide Administrative Services to the Company, subject to the general approval and direction of the Company. Administrative Services shall mean the following:

          (a) providing the Company with such office space, equipment, facilities and supplies, and the services of such secretarial, clerical and other personnel as may be required for the reasonable conduct of the Business;

          (b) making such arrangements with and employing, at the expense and for the benefit of the Company, such accountants, attorneys, banks, transfer agents, custodians, underwriters, engineers, technical consultants, insurance companies and other persons as may from time to time be requested by the Company or may reasonably be necessary to manage the Business;

          (c) maintaining in good order the books and accounts, ledger and records of the Company and performing all day-to-day accounting functions of the Company, including, without limitation, matters related to paying and receiving, billing, reserve estimates, contract coordination and administration and tax return preparation. Without limiting the generality of the foregoing, the Managers shall prepare, or assist in the preparation of, all requisite accounting reports and interim financial statements of the Company, including balance sheets, statements of operations, changes in stockholders' equities and cash flow and shall assist the Company, if requested, in selecting an independent public accounting firm for the purpose of conducting annual financial audit reviews of the Company and shall aid in coordinating such audits;

          (d) assisting in determining the Company's long and short-term capital requirements, in determining the best method of fulfilling the Company's capital requirements, in locating sources of equity and long and short-term debt financing, in preparing formal presentations to potential investors and lenders, in negotiating the terms and conditions of such financing and in consummating such financing;

          (e) timely preparing and filing on behalf of the Company, all reports, forms, documents, certificates and other instruments required by the Securities and Exchange Commission, any national securities exchange on which the Company's securities are traded, state securities commissions, federal, state and local tax authorities, regulatory agencies, including federal and state energy regulatory agencies, and other governmental bodies in order to lawfully conduct the Business;

          (f) analyzing reports, economic data and other information relating to the Business and periodically reporting to the Board of Directors of the Company all such information obtained and analyzed, including making recommendations with respect thereto;

          (g) Asset Maintenance Activities, including overseeing and managing the interests of the Company in the various partnerships, joint ventures, companies and other entities which the Company has an interest in, and reporting to the Company any significant fact or matter which relates to such interests;

          (h) providing the Company, at its request, with relevant information for assessing the value of, or making decisions with respect to the acquisition,
funding, management or disposition of, existing or future   assets or
investments of the Company;

          (i) advising the Company of any potential investments coming to its attention which the Manager believes the Company may be interested in and which are within the scope of the Business; and

          (j) taking such other actions and performing such other services as are deemed necessary, customary or appropriate in the opinion of the Manager to conduct the Business.

     In carrying out its duties hereunder, the Manager agrees that, to the extent the Company has adequate funds available, it will or it will cause:

          (i) a prudent operating and maintenance program designed to drill and complete or abandon the Company's properties and all other operations to be conducted on the Company's assets as would a reasonable and prudent operator and in accordance with sound field practices;

          (ii) the Company's properties to be maintained and operated for the production of oil and gas in a good and workmanlike manner and in accordance with sound field practices, applicable operating agreements, contracts of development, or similar instruments, none of which shall be superseded by this Agreement, and, in all material respects, with all applicable laws, rules, regulations, permits, orders, or decrees, except those being contested in good faith and by appropriate proceedings (provided that no forfeiture or loss of the Company's property or any part thereof shall result during the pendency or in the resolution of such contest);

          (iii) all rentals and royalties with respect to the Company's properties to be paid;

          (iv) all taxes, assessments, and governmental charges or levies and all claims asserted or imposed upon the Company's properties that, if unpaid, may become a lien upon the Company's properties to be paid prior to delinquency;

          (v) all machinery, equipment, and facilities of any kind now or hereafter located on the Company's properties necessary or useful in the operation thereof or for the production of oil and gas therefrom, to be provided and to be kept in good and effective operating condition, and all repairs, renewals, replacements, additions, and improvements thereof or thereto needful to such end, to be promptly made, all as would a reasonable and prudent operator acting in accordance with sound field practices;

          (vi) notice to be given to the Company's stockholders of every material adverse claim or demand made by any\person, affecting the Company's properties or of any material proceedings instituted with respect thereto, and all reasonably necessary and proper steps to be diligently taken to protect and defend the Company's properties against any such adverse claim, demand, or proceeding, all as would a reasonable and prudent operator;

          (vii) the Company's properties to be kept free and clear of liens, charges, and encumbrances of every character other than those consented to by the Company;

          (viii) insurance of the type and in the amounts not less than those set forth in Exhibit A hereto to be carried for the Company at the Company's expense; and

          (ix) title opinions in form and substance satisfactory to the Company to be rendered prior to conducting operations on any Company property for which no prior satisfactory title opinion has been rendered.

     Section 5.2 OTHER SERVICES. The Manager may, at its discretion, perform all other activities related or incidental to the Business for the account of the Company, at the request of the Company, including Investment Activities or Financing Activities. Such activities shall be performed under the control and supervision of the Company.

     Section 5.3    FEE.

          (a) Each salaried employee of the Manager shall prepare a daily time sheet recording the number of hours (recorded in minimum intervals of 1 hour) spent each day on specific matters relating to the Business of the Company pursuant to this Article V. All such employee time sheets shall be tabulated by the Manager at the end of each month and the Manager shall prepare a monthly report setting forth the name of each employee, the total number of hours worked during such month by each employee, the monthly salary of each employee, and a brief description of the work performed and the total number of hours devoted by each employee during such month to the business of the Company. The Company shall pay the Manager a fee (the "Fee") equal to (a) the sum of the following for each employee of the Manager who worked on the Business of the Company pursuant to this Article V: total Compensation Expense of such employee during such month multiplied times a fraction, the numerator of which is the total number of hours spent by such employee on the Business of the Company during such month and the denominator of which shall be the total number of hours worked by such employee during such month, in each case as reflected on the time sheets of such employee maintained pursuant to this Section 5.3; reduced by (b) the amount of direct and overhead charges paid by the Company to the Manager or any Affiliate thereof under any joint operating agreements or any other agreement applicable to any properties of the Company or the Managed Assets
(as hereafter defined). Within thirty days after the end of each month during the Term of Agreement, the Manager shall prepare and submit to the Company, together with a copy of the monthly report, an invoice for the Fee owed pursuant to this section, which the Company shall promptly pay.

          (b) For purposes of this Section 5.3, in the absence of fraud, misstatement, miscalculation or other manifest error, the daily time sheets and monthly reports shall be presumed accurate and binding upon the parties hereto. However, in the event that a dispute arises between the Company and the Manager as to the amount of time devoted by the Manager's employees to the Business during any month and/or the amount of monthly payroll expenses payable by the Company, and the parties are unable to resolve such dispute in a timely manner, then the issue shall be submitted for resolution to the Company's independent public accountants, whose determination shall be final and binding upon the Company and the Manager.

     Section 5.4 PAYMENT OF OUT-OF-POCKET EXPENSES. The Manager shall pay all out-of-pocket expenses ("Expenses") of the Manager and its employees, agents and consultants not reimbursed from another source including the following: travel, food, lodging, entertainment and similar expenses ("Out-of-Pocket Expenses"), pursuant to the policies and procedures established by the Manager for the payment or reimbursement of such costs with respect to activities conducted by the Company under this Article V. The Company shall reimburse the Manager, within thirty days after the end of each month during the Term of Agreement, for all such Out-of-Pocket Expenses paid by the Manager on behalf of the Company or in connection with the Business of the Company during such month.

                                      ARTICLE VI

                              REQUIRED COMPANY APPROVAL

     Section 6.1 REQUIRED COMPANY APPROVAL. The Company must specifically approve the following matters before they are undertaken by the Manager for the account of the Company, and, notwithstanding any other provisions hereof, none of the following shall be undertaken without the Company's prior approval:

          (a) the issuance of any capital stock or security convertible into or exchangeable for such capital stock;

          (b) the entering into of capital leases or making of capital expenditures in excess of $20,000;

          (c) the execution of any agreements for borrowing of funds (other than trade accounts payable incurred in the ordinary course of the Business) on a long-term basis;

          (d) the pledge, hypothecation or other encumbrance of any material asset of the Company;

          (e) the acquisition or disposition of any material asset of the Company, other than in the ordinary course of business or as contemplated herein;

          (f) the initiation or compromise of any single litigation matter (or settling of any single claim) with a cost to the company of $ 1 0,000 or more;

          (g) the execution of any contract whose term extends beyond one year from its effective date;

          (h) use any of the Company's assets in any way for the furtherance of business activities of any entity other than the Company or unrelated to the Business of the Company; and

          (i)  any agreement to do any of the foregoing.

Notwithstanding any provision of this Agreement to the contrary, the Manager shall have no authority to take any action that will contravene the Company's Certificate of Incorporation or Bylaws or result in a breach of, or be in contravention of, any obligation, representation, covenant or other agreement of the Manager or the Company under any of the Basic Documents (as defined in the Agreement and Plan of Reorganization and Merger dated March 31, 1998 by and among the Company, the Manager, Quicksilver Energy, L.C., Michigan Gas Partners, Limited Partnership, Trust Company of the West ("TCW"), and Joint Energy Development Investments Limited Partnership ("JEDI") (the "Merger Agreement") or the Merger Agreement.

                                     ARTICLE VII

                               PERSONNEL ADMINISTRATION

     Section 7.1 GENERAL. The Manager shall have in its employ or available to it at all times during the Term of Agreement a sufficient number of personnel to enable it to properly and adequately manage, operate, maintain, and account for the Business as herein provided. All matters pertaining to the employment, supervision, compensation, promotion and discharge of any employees or personnel of the Manager are the responsibility of the Manager, which is in all respects the employer of any such employees. All such employment arrangements are solely the Manager's concern and, other than as set forth in Article V hereof, the Company shall have no liability with respect thereto.

     Section 7.2 EMPLOYEES. The Manager shall determine the number and qualifications of employees needed in the operation of the Business and shall implement the policies of the Company with regard to employer/employee matters.

     Section 7.3 CONSULTANTS AND OTHERS. Except as otherwise provided herein, the Manager shall have the power and authority to retain and pay as independent contractors, on behalf of and for the account of the Company, lawyers, accountants, engineers, contractors, technical consultants, architects, and others in connection with the conduct of the Business.

                                     ARTICLE VIII

                               FINANCIAL ADMINISTRATION

     Section 8.1 BUDGETS. Within 30 days after the end of each fiscal year of the Company during the Term of Agreement, the Manager shall prepare and submit to the Company, a budget (a "Budget") for the operation of the Business for the ensuing year, setting forth anticipated income, operating expenses and anticipated capital expenditures. Such proposed Budget shall include an explanation of anticipated changes in asset utilization, payroll rates and positions, non-wage costs increases and other items expected to differ significantly from the previous year. The Budget's projection of cash receipts and disbursements shall also include the Manager's recommendations as to the use of projected cash flow in excess of short term operating requirements and recommendations as to the sources and amounts of additional cash that may be required to meet operating and capital requirements. Such Budget shall serve as a guide for the operation of the Business in the ordinary course of the Company's business during the periods covered thereby. The Manager shall employ reasonable best efforts to ensure that the actual costs of managing and operating the Business shall not exceed the approved Budget either in total or in any one accounting category.

     Section 8.2 CASH MANAGEMENT. The Manager shall implement a cash management system for the cash and cash equivalents of the Company. The Manager shall maintain separate accounts for the funds of the Company and shall not commingle the funds of the Company with its own funds. The Manager shall direct all funds received for the Company to be deposited into such separate accounts.

                                      ARTICLE IX

                                      CONTRACTS

     Section 9.1 CONTRACTS. The management of the Business by the Manager shall include negotiating, administering and terminating contracts, by and on behalf of the Company, in the ordinary course of Business. Contracts that, by their terms, involve amounts in excess of $20,000 shall not be entered into without the prior approval of the Company. All such contracts shall be executed by duly authorized officers of the Company.

     Section 9.2    PURCHASES FOR THE ACCOUNT OF THE COMPANY.

          (a) Day-to-day operation of the Business shall include the purchase (or lease) of such equipment, supplies and other goods necessary for the efficient operation of the Business.

          (b) Purchases shall be made only at reasonable costs pursuant to the "prudent buyer" principle. The Manager is not a merchant, as that term is defined in the Uniform Commercial Code, and makes no warranty, express or implied, including, without limitation, that of fitness for a particular purpose, for any item purchased for the administration of the Business or on behalf of the Company.

          (c) In order to facilitate the performance by the Manager of its obligations hereunder, the Company agrees to make available, upon the request of the Manager, such additional amounts as may be needed, in the good faith judgment of the Manager to manage and operate the Business under the terms hereof.

     Section 9.3 AFFILIATE TRANSACTIONS. The Manager shall not make or cause the Company to make any contract with or purchase or sell goods or services from the Manager or any Affiliate of the Manager except in accordance with procedures established by the independent members of the Board of Directors of the Company.

                                      ARTICLE X

                                     INDEMNITIES

     Section 10.1 INDEMNIFICATION BY THE MANAGER. The Manager shall protect, indemnify, defend and hold harmless the Company and its officers, directors, stockholders and Affiliates from any and all threatened or actual claims, demands, causes of action, suits, proceedings (formal or informal), losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys' fees and court costs (collectively, "Damages"), sustained or incurred by or asserted against the Company or its Affiliates by any person, firm, corporation, governmental authority, partnership or other entity by reason of or arising out of: (i) any breach of this Agreement or any document or agreement delivered in connection herewith or therewith by the Manager or its Affiliates, agents, or employees; or (ii) any act of fraud, willful misconduct or gross negligence of the Manager or its Affiliates, agents or employees, or acts or omissions outside the scope of the Manager's authorized duties and responsibilities contained herein. In case any action or proceeding shall be brought against the Company or its Affiliates in respect of which the indemnification contemplated by this Section 10.1 may be sought against the Manager, the Manager, upon the receipt of notice from the Company, shall defend such action or proceeding by counsel reasonably satisfactory to the Company and the Manager, and the Manager shall pay for all expenses therefor unless such action or proceeding is resisted and defended by counsel for any carrier of public liability insurance that benefits the Company or the Manager. The Company shall promptly give written notice to the Manager when a claim is made against the Company for which indemnity is owed to the Company by the Manager pursuant to this Section 10.1. The Manager shall participate at its own expense in defense of such claims, but the Company shall have the right to employ its own separate counsel. The Company shall assist the Manager in the defense of any claim for which the Manager owes indemnification hereunder and is undertaking to provide a defense, by making available to the Manager such records and personnel as may be reasonably requested in the defense of such claim.

     Section 10.2 INDEMNIFICATION BY THE COMPANY. The Company hereby releases and agrees to indemnify, defend and hold harmless the Manager and its officers, directors shareholders, employees, agents and Affiliates from any and all Damages sustained or incurred by or asserted against the Manager or its Affiliates, officers, directors, employees and agents by any person, firm, corporation, governmental authority, partnership or other entity by reason of or arising out of: (i) the conduct of the Company, or (ii) the conduct of the Business or the provision of services by the Manager pursuant to this Agreement, except in each case to the extent that such Damages arise out of (i) any breach of or liability/obligation arising under this Agreement or any document or agreement delivered in connection herewith or therewith by the Manager or its Affiliates, agents, or employees, or (ii) any act of fraud, willful misconduct or gross negligence of the Manager or its Affiliates, agents or employees, or acts or omission outside the scope of the Manager's authorized duties and responsibilities contained herein. THE
PARTIES HERETO EXPRESSLY AGREE THAT THE RELEASE AND INDEMNIFICATION PROVIDED
BY THIS SECTION 10.2 INCLUDES RELEASE AND INDEMNIFICATION FOR THE ORDINARY NEGLIGENCE OF THE PERSONS ENTITLED TO INDEMNIFICATION PURSUANT TO THIS
SECTION 10.2. In case any action or proceeding shall be brought against the Manager in respect of Which the indemnity contemplated by this Section 10.2 may be sought against the Company, the Manager shall give notice of such action to the Company, and the Company shall defend such action or proceeding by counsel reasonably satisfactory to the Company and the Manager, and the Company shall pay for all expenses therefor unless such action or proceeding is resisted and defended by counsel for any carrier of public liability insurance that benefits the Company or the Manager. The Manager shall promptly give written notice to the Company when a claim is made against the Manager for which indemnity is owed to the Manager by the Company pursuant to this Section 10.2. The Company shall participate in defense of such claims, but the Manager shall have the right to employ its own separate counsel, and the Manager shall assist the Company in the defense of any claim for which the Company owes indemnification hereunder and is undertaking to provide a defense, by making available to the Company such, records and personnel of the Manager as may be reasonably requested.

     Section 10.3 NON-ASSUMPTION OF LIABILITIES. The Manager shall not, by entering into this Agreement, assume or become liable for any of the obligations, debts or other liabilities of the Company in existence or arising on or after the date hereof.

     Section 10.4 SURVIVAL OF INDEMNIFICATION OBLIGATIONS. The respective indemnification obligations of the Manager and the Company under this Article X shall survive the termination of this Agreement. Notwithstanding the foregoing, no party shall be obligated to provide identification pursuant to this Article X for any claim unless the person seeking indemnification provides notice of such claim to the party from whom indemnification is being sought within three years after the termination of this Agreement.

                                    ARTICLE XI

                    ACCESS TO INFORMATION, BOOKS AND RECORDS;
                        CONFIDENTIALITY; POWER OF ATTORNEY

     Section 11.1 ACCESS TO BOOKS AND RECORDS. The Manager and its duly authorized representative shall have reasonable access to the Company's offices, facilities and records wherever located, in order to discharge the Manager's responsibilities hereunder. All records and materials furnished to the Manager by the Company in performance of this Agreement shall at all times during the Term of Agreement remain the property of the Company.

     Section 11.2 CONFIDENTIALITY. For two years after the Term of Agreement, the Manager agrees to keep confidential all non-public information concerning the Company acquired by the Manager or its Affiliates during the Term of Agreement. For the purpose of this Section 11.2, confidential information shall not include any information available to or otherwise disclosed by the Company to third parties generally, provided such disclosure did not involve the breach of a nondisclosure obligation owed to the Company. Nothing in this Section 11.2 shall prohibit any announcement or disclosure by a party that such party determines is required to be disclosed by applicable law or court order.

     Section 11.3 POWER OF ATTORNEY. By execution of this Agreement, the Company does hereby irrevocably make, constitute and appoint the Manager, and its successors, with full power of substitution, as its true and lawful attorney and agent with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file, record in the appropriate public offices and publish any and all contracts, agreements, instruments, conveyances, mortgages, deeds, notes and other documents of any kind or nature related to, arising out of or in connection with the Business or the Manager's performance of this Agreement.

     During the Term of the Agreement, the power of attorney granted herein shall be irrevocable and a power coupled with an interest, shall survive the bankruptcy, dissolution or other termination of the Company, shall extend and be binding upon the Company's successors and assigns and shall continue in full force and effect regardless of the occurrence of any of the foregoing. The Company hereby agrees to be bound by any such contracts, agreements, instruments, conveyances, mortgages, deeds, notes and other documents executed or otherwise entered into by the attorney and agent acting in good faith pursuant to such power of attorney, and hereby waives any and all defenses which may be available to contest, negate, or disaffirm any action of the attorney and agent taken under such power of attorney except in cases of bad faith, gross negligence or willful misconduct.

                                   ARTICLE XII

                       CONFLICTS OF INTEREST AND GOOD FAITH

     Section 12.1 OTHER ACTIVITIES. The Company acknowledges that the Manager and its Affiliates own, manage and/or operate assets through the Manager's management relationship with MSR and others through joint operating agreements and similar agreements. The Company agrees that the Manager shall have no liability or accountability to the Company for any activities or interests that compete or may compete as of the date hereof or any profits or value generated therefrom. The foregoing shall not be deemed to impair, limit or otherwise restrict the application of the corporate opportunity doctrine or other duties owed to the Company with respect to future opportunities of the Company.

                                   ARTICLE XIII

                          REPRESENTATIONS AND WARRANTIES

     Section 13.1 REPRESENTATIONS AND WARRANTIES OF THE MANAGER. The Manager represents and warrants to the Company as follows:

          (a) The Manager has the full power and authority to enter into this agreement, to perform its obligations contemplated hereunder and to carry on its business and own its properties.

          (b) This Agreement has been duly executed and delivered by the Manager.

          (c) This Agreement is the valid and legally binding obligation of the Manager enforceable against the Manager in accordance with its terms, and the Company is entitled to the benefits thereof.

          (d) The Manager is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority, or in the payment of any indebtedness for borrower money or under the terms or provisions of any agreement or instrument evidencing or securing any such indebtedness.

          (e) No representation or warranty of the Manager contained in this Agreement and no statement of the Manager contained in any monthly or interim request for funds, certificate, schedule, list, financial statement or other instrument famished to the Company pursuant to this Agreement contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading in view of the circumstances in which they are or were made.

          (f) There are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Manager or to which the Manager is a party or which any property of the Manager is subject, which, if determined adversely to the Manager, would materially affect the operations or financial position of the Manager or its ability to perform hereunder.

          (g) The Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and the Manager possesses all licenses, permits, variances, exemptions, orders, consents, approvals, authorizations and qualifications the absence of which would, individually or in the aggregate, materially adversely affect the business or properties of the Manager.

          (h) Neither the execution and delivery of this Agreement, nor the performance or compliance with the terms and conditions hereof, conflict with, or will result in a breach by the Manager of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any asset of the Manager pursuant to any of the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of the Manager, (ii) any mortgage, deed of trust, lease, contract, agreement or other instrument to which the Manager is a party or by which the Manager may be bound or affected, or (iii) any writ, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character, to which the Manager is subject, or by which the Manager may be bound or affected.

          (i) All covenants, agreements, representations and warranties made by the Manager in this Agreement shall survive the execution and delivery of this Agreement, and all representations and warranties made by the Manager in this Agreement shall survive the termination of this Agreement for a period of three years.

                                  ARTICLE XIV

                       TERM AND TERMINATION OF AGREEMENT

     Section 14.1 INITIAL TERM. The initial term of this Agreement shall be for A ONE-YEAR PERIOD beginning on the Commencement Date; provided, however, that in the event the Company's Common Stock or securities received in exchange or substitution thereof whether by merger, reorganization or otherwise become eligible for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, then the initial term of this Agreement shall terminate on the date the Common Stock becomes so traded. Thereafter, this Agreement shall automatically renew for successive one-year periods until terminated by either party in accordance with the provisions of this Article XIV.

     Section 14.2 TERMINATION. This Agreement may be terminated on the first to occur of the following:

          (a) In the event the parties shall mutually agree in writing this Agreement may be terminated on the terms and dates stipulated therein.

          (b) At the end of and following the initial term hereof, either party may, with or without cause, terminate this Agreement on any anniversary date hereof by giving to the other party at least 30 days' advance written notice of its intent to terminate, whereupon this Agreement shall terminate on the future date specified in such notice.

          (c) In the event either party shall fail to discharge any of its material obligations hereunder or shall commit a breach of any material provision of this Agreement and such default or breach shall continue for a period of 30 days after the other party has served notice of such default, this Agreement may then be terminated at the option of the non-breaching party by notice thereof to the breaching party.

          (d) Dissolution or termination of the corporate existence of the Manager or cessation on the Manager's part to continue to do business, or bankruptcy, insolvency, foreclosure or conveyance in lieu of foreclosure, or assignment for the benefit of the creditors of the Manager shall cause an immediate termination of this Agreement at the election of the Company.

     Section 14.3 EFFECTS OF TERMINATION. The termination of the Agreement in accordance with the provisions of this Article XIV shall have the following effects:

          (a) Except for the mutual indemnities, covenants or other provisions herein that by their terms expressly extend beyond the Term of Agreement, the Parties' obligations hereunder are limited to the Term of Agreement.

          (b) In the event this Agreement is terminated for any reason, the Manager shall immediately deliver possession to the Company of all assets, books and records of the Company in its possession.

          (c) Upon a termination of this Agreement (for whatever cause other than termination under Section 14.2(c) hereof), the Company shall pay to the Manager the amount of any Fee and Expenses accrued to the date of such termination which are payable by the Company to the Manager in accordance with the provisions hereof.

          (d) Upon termination of this Agreement by the Company other than termination under Section 14.2(c) hereof, the Company shall reimburse the Manager for all reasonable amounts incurred by the Manager in connection with its activities under this Agreement. Without limiting the foregoing, the Company shall (i) hire or pay the reasonable costs of terminating all of Manager's employees used to conduct the Company's Business and (ii) lease or reimburse the Manager for all or a portion of the rental of any facilities or equipment used by the Manager under the Agreement which use was discontinued or reduced by termination of this Agreement.

                                    ARTICLE XV

                      AGENCY WITH RESPECT TO CERTAIN ASSETS

     Section 15.1 AGENT AND NOMINEE. The Manager and the Company agree that the Company will receive the full benefit of the Managed Assets (as defined below). As used herein "Managed Assets" means (i) the contracts listed on SCHEDULE I to this Agreement and (ii) any other contracts, rights, agreements, assets or other rights held by Mercury that relate to the Business other than the Excluded Assets (as defined below). As used herein "Excluded Assets" means those contracts and other assets listed on SCHEDULE II to this Agreement. On the terms set forth in this Agreement, the Manager shall continue to hold legal and/or beneficial title to the Managed Assets as agent and nominee for the Benefit of the Company, and the Manager shall have no legal or beneficial interest in the Managed Assets (which interest is vested in the Company). The Company hereby authorizes and appoints the Manager to act on behalf of the Company with respect to the Managed Assets in accordance with the specific, timely written instructions or, if the circumstances so require, oral instructions (in which case the same shall be confirmed in writing as soon as practicable thereafter) from the Company actually received from time to time by the Manager (which the Company agrees to provide as needed, and with respect to which the Manager agrees that it will comply promptly and in good faith), and to exercise such powers hereunder and thereunder as are specifically delegated to the Manager by the terms of such instructions, together with such powers as may be reasonably incidental thereto; PROVIDED HOWEVER, that the foregoing authorization shall in no way imply or suggest that the Manager shall have any duty to the Company except to act in good faith and in strict accordance with the terms hereof

     Section 15.2   DISTRIBUTIONS, EXPENSES AND MANAGEMENT.

          (a) Without the prior written consent of the Company, the Manager shall have no right to sell, encumber or otherwise transfer the Managed Assets. In the event that the Manager receives monies or other consideration in respect of the Managed Assets, the Manager shall distribute all such amounts to the Company or any party designated by the Company, upon written request from the Company.

          (b) All amounts which the Company is entitled to receive from third parties with respect to the Managed Assets may be distributed to the Manager for the account of the Company. All parties dealing with the Manager are authorized and directed to treat and regard the Manager as the party entitled to deal with the Managed Assets and shall be fully protected in so treating and regarding the Manager and shall have no obligation to determine the authority of the Manager to deal with the Managed Assets or for the proper application of any proceeds received by the Manager. The Manager may hold itself out to third parties as the agent of the Company solely for the purposes of this Agreement and in accordance herewith,

          (c) The Company shall pay all amounts which the Company may become obligated to pay with respect to the Managed Assets as the beneficial owner thereof, and shall pay all appropriate expenses accruing to the Company as beneficial owner of the Managed Assets.

          (d) The Manager promptly shall furnish to the Company copies of all correspondence, documents, notices and instruments of every kind relating to the Managed Assets which the Manager may receive, including, without limitation, rental notices, claims, invoices, leases and contracts. The Manager shall promptly keep the Company informed of any material developments affecting the Managed Assets of which the Manager becomes aware, including the substance of material oral communications between third parties and the Manager concerning such matters.

          (e) Without limiting the generality of the foregoing, the Company hereby authorizes the Manager to act on behalf of the Company in respect of the Managed Assets and to take all such actions thereunder necessary or appropriate with respect to management of the Managed Assets and enforcement of the rights of the Company thereunder, in each case in accordance with instructions from the Company. The Manager shall follow all instructions of the Company relating to the Managed Assets, including without limitation instructions relating to the execution of and the action to be taken with respect to notices and instruments relating to the Managed Assets, including with limitation mortgages, deeds of trust and financing statements.

          (f) In connection with any document or instrument executed, delivered and/or recorded or other action taken by the Manager at the instruction of the Company, the Manager may assume without inquiry or investigation that such execution, delivery, recordation or action has been duly and properly authorized by the Company. The Manager shall not be under any duty to accept orders or instructions from any Person other than the Company, except in accordance with specific, written instructions from the Company to do so. The Manager shall be under no obligation to inquire into the authority of any natural person purporting to act on behalf of the Company or any other Person. The Manager shall be entitled to assume conclusively that all instruments delivered to it by the Company under any provision of this Agreement are valid and proper. The Manager may seek advice of the Company's counsel and shall be fully protected in any action taken in accordance with such advice concerning the legality of any action. The Manager shall not be required to assert or defend any legal actions which may be commenced against it pertaining to the Managed Assets unless requested in writing to do so by the Company, and the Company shall assume the defense of any and all legal actions relating to the Managed Assets unless and until the Manager is so requested in writing.

          (g) The Manager agrees to take reasonable steps to preserve the confidentiality of all information held by the Manager (whether before or after the date of this Agreement) relating to the business of the Company that, in the absence of the Merger Agreement and the transactions entered into pursuant thereto, would have been treated as confidential by the Manager during the period when it was the holder of the beneficial interest in the Managed Assets, or that the Company identifies to the Manager in writing as confidential. The Manager further agrees to take such reasonable steps as may be necessary to preserve legal privilege on behalf of the Company in respect of any information held by the Manager (whether before or after the date of this Agreement) relating to the business of the Company that has been or is subject to an assertion by the Manager or the Company of legal privilege, or that the Company identifies in writing to the Manager as privileged.

          (h) In no event shall the Company be responsible for any obligations, costs, expenses, losses or damages (i) relating to the Managed Assets and arising out of events that occurred prior to the date of this Agreement or (ii) relating to the Excluded Assets.

     Section 15.3 APPROVAL OF THE MANAGER. The Manager will consult with the Company in giving any required consent from the Company which may be requested pursuant to the or with respect to the Managed Assets and shall, in connection therewith, act in accordance with the instructions of the Company (unless such actions shall be excused pursuant to the express provisions of this Agreement), but shall have no obligation to make any discretionary decision or form any opinion referred to in the Managed Assets.

                                   ARTICLE XVI

                                  MISCELLANEOUS

     Section 16.1 RELATIONSHIP OF PARTIES. This Agreement does not create a partnership, joint venture or association; nor does this Agreement, or the operations hereunder, create the relationship of lessor and lessee or bailor and bailee. Nothing contained in this Agreement or in any agreement made pursuant hereto shall ever be construed to create a partnership, joint venture or association, or the relationship of lessor and lessee or bailor and bailee, or to impose any duty, obligation or liability that would arise therefrom with respect to either or both of the parties except as otherwise expressly provided in this Agreement or any agreement made pursuant hereto. Specifically, but not by way of limitation, except as otherwise expressly provided for herein, nothing contained herein shall be construed as imposing any responsibility on the Manager for the debts or obligation of the Company or any of its Affiliates. It is expressly understood that the Manager is hereby engaged by the Company to manage the Business only as an agent of the Company.

     Section 16.2 NO THIRD PARTY BENEFICIARIES. Except to the extent a third party is expressly given rights herein, any agreement to pay an amount and any assumption of liability herein contained, expressed or implied, shall be only for the benefit of the parties and their respective legal representatives, successors and assigns, and such agreement or assumption shall not inure to the benefit of the obligers of any indebtedness of any party whomsoever, it being the intention of the parties hereto that no person or entity shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.
Notwithstanding the foregoing, the parties hereby expressly grant each of JEDI and TCW rights as third party beneficiaries of the Manager's representations, warranties, covenants and agreements contained herein.

     Section 16.3 NOTICES. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, addressed as follows:

                     (i)  if to the Company, to:

                          Quicksilver Resources Inc.
                          1619 Pennsylvania Avenue
                          Fort Worth, Texas 76104
                          Attn:  Glenn Darden

                     (ii) if to the Manager, to:
                          Mercury Exploration Company
                          1619 Pennsylvania Avenue
                          Fort Worth, Texas 76104
                          Attn:  Glenn Darden

                     in either case, with required copies to:

                     Trust Company of the West
                     865 South Figueroa Street
                     Los Angeles, California 90017
                     Attention:  Arthur R. Carlson
                     Telecopier:  (213) 244-0604
                     and

                     TCW Asset Management Company
                     2175 First Interstate Bank Plaza
                     1000 Louisiana
                     Houston, Texas 77002
                     Attention:  George R. Hutchinson
                     Telecopier:  (713) 615-7460

                     with copies to:

                     Milbank, Tweed, Hadley & McCloy
                     601 South Figueroa Street, 30th Floor
                     Los Angeles, California 90017
                     Attention:  David A. Lamb
                     Telecopier:  (213) 629-5063

                     and

                     Joint Energy Development Investments Limited Partnership c/o Enron Capital Management Limited Partnership
                     1400 Smith Street
                     Houston, Texas 77002
                     Attention:  Jeremy M. Blachman
                     Telecopier:  (713) 646-8174

                     with copies to:

                     Enron Capital & Trade Resources
                     Corp. Legal Department
                     1400 Smith Street
                     Houston, Texas 77002
                     Attention:  Carol St. Clair and Gareth S. Bahlmann
                     Telecopier:  (713) 646-3393

                     and

                     Enron Capital & Trade Resources
                     Compliance Department
                     1400 Smith Street
                     Houston, Texas 77002
                     Attention:  Donna W. Lowry
                     Telecopier:  (713) 646-4039 or (713) 646-4946

or to such other address and to the attention of such other person or officer as either Party may designate by written notice pursuant to this Section 16.3.

     Section 16.4 GOVERNING LAW. THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN AND SHALL BE INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 16.5 ASSIGNMENT. No assignment of this Agreement or any of the rights or obligations set forth herein by either party shall be valid without the specific written consent of the other party; provided that the Company may in its discretion assign any of its rights hereunder to any financial institution providing financing to the Company as collateral security for such financing.

     Section 16.6 WAIVER OF BREACH. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof.

     Section 16.7 DISPUTE RESOLUTION. Any controversy, dispute or claim arising out of or relating to this Agreement or any of the other documents contemplated hereby or the transactions contemplated hereby or thereby (a "Dispute") shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this
Section 16.7, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United Stated Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. If the third arbitrator is not selected within 30 days after the request for an arbitration, then any party may request the AAA to select the third arbitrator. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 180 days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators.

     Section 16.8 ADDITIONAL ASSURANCES. The provisions of this Agreement shall be self-operative and shall not require further accord between the parties except as may herein specifically be provided to the contrary; provided, however, that upon the request of either party, the other party shall execute such additional instruments and take such additional actions as shall be necessary to effectuate this Agreement.

     Section 16.9 SEVERABILITY. In the event any provisions of this Agreement is held to be unenforceable for any reason, such provision shall be severable from this Agreement if it is capable of being identified with and apportioned to reciprocal consideration or to the extent that it is a provision that is not essential and the absence of which would not have prevented the parties from entering into this Agreement. The unenforceability of a provision that has been performed shall not be grounds for invalidation of this Agreement under circumstances in which the true controversy between the parties does not involve such provision.

     Section 16.10 ARTICLE AND SECTION HEADINGS. The articles and section headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     Section 16.11 DISCRETIONARY TERMS. Determination of "necessary", "appropriate" and other discretionary terms as used herein shall be according to the judgment and discretion of the respective parties in accordance with generally accepted standards of the oil and gas industry.

     Section 16.12 AMENDMENTS AND CONTRACT EXECUTION. This Agreement supersedes all previous contracts between the parties and constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement. No oral statement or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment, such amendment to become effective on the date stipulated therein.

     Section 16.13 ACTION BY THE COMPANY. The Company and the Manager agree that any discretionary action that may be or is required to be taken by the Company hereunder may be taken only by the act of the members of the Board of Directors of the Company who are designated by TCW and JEDI and are not Affiliates of the Manager, or designated by the Manager or any of its Affiliates. If there are no such members of the Board of Directors of the Company, such action may be taken only by the act of the holders of a majority of the outstanding voting securities of the Company held by persons who are not Affiliates of the Manager.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

     MERCURY EXPLORATION COMPANY


                                        By: /S/ Glenn Darden
                                           -------------------------------
                                        Name: Glenn Darden
                                             -----------------------------
                                        Title: Vice President
                                              ----------------------------

                                        QUICKSILVER RESOURCES INC.
                                        By: /S/ Glenn Darden
                                           -------------------------------
                                        Name: Glenn Darden
                                             -----------------------------
                                        Title: Vice President
                                              ----------------------------


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


                                      EXHIBIT A

                            MINIMUM INSURANCE REQUIREMENTS


WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE

Manager agrees to comply with Workers Compensation laws of the state where the Work is performed, and to maintain a Workers Compensation and Employers Liability policy. This policy shall be endorsed to provide: all states coverage, voluntary compensation coverage and occupational disease.

Workers Compensation     Statutory

Employers Liability      $1 000,000 Each Accident (Minimum)
                         $ 500,000 Disease Each Employee (Minimum)

GENERAL LIABILITY INSURANCE

General Liability insurance, endorsed to provide coverage for: explosion, collapse and underground damage to property of others; Contractual Liability (particularly the applicable provisions of the "General Indemnity" section of this contract; and Products and Completed Operations. Watercraft exclusions deleted (if Work necessitates the use of watercraft of any kind.)

Bodily Injury and   $1,000,000 Combined Single Limit Each Occurrence (Minimum)
Property Damage

AUTOMOBILE LIABILITY INSURANCE

Automobile Liability insurance which shall include coverage for all owned, non-owned and hired vehicles.

Bodily Injury and   $1,000,000 Combined Single Limit Each Occurrence (Minimum)
Property Damage

EXCESS UMBRELLA LIABILITY INSURANCE

Bodily Injury and   $5,000,000 Combined Single Limit Each Occurrence (Minimum
Property Damage     Excess of Primary)

PROPERTY INSURANCE

Property insurance on a replacement cost basis fully covering the property subject to this agreement. Company shall be named as co-loss payee on any proceeds received from this policy.

ADDITIONAL REQUIREMENTS

Manager shall require any contractor and subcontractor at any tier, vendor, supplier, material dealer and others entering the properties irrespective of their contractual relationship to Manager or Company, to provide and maintain insurance at all times during the period that their agreement related to Work on the properties is in force and effect at the contractor's and subcontractor's, vendor's, supplier's, material dealer's, or others' own cost, with insurance limits and in form and issuing companies acceptable to Company.

Manager shall submit to Company at the time Manager executes this Contract and from time to time as requested, a Certificate of Insurance, in form satisfactory to Company, evidencing that satisfactory coverage of the type and limits set forth hereinabove are in effect. Policies providing such coverages shall contain provisions that no cancellation or material changes in the policies shall become effective except on thirty (30) days advance written notice thereof to Company. Irrespective of the requirements as to insurance to be carried as provided for herein, the insolvency, bankruptcy or failure of any insurance company carrying insurance of Manager, or the failure of any insurance company to pay claims accruing, or the inadequacy of the limits of the insurance, shall not affect, negate or waive any of the provisions of this Contract, including, without exception, the indemnity obligations of Manager.

Manager agrees to require any policies of insurance, except Workers' Compensation coverages, which are in any way related to the agreement and that are secured and maintained by Manager or its contractors or subcontractors, to include Company, its parent and affiliated companies, and their directors, officers, employees and agents, as Additional Insured. Furthermore, Contractor shall waive all rights of recovery against Company, its parent and affiliated companies which Manager may have or acquire because of deductible clauses in or inadequacy of limits of, any policies of insurance maintained by Manager.

Manager agrees to require all such policies of insurance which are in any way related to this agreement and that are secured and maintained by Manager or its subcontractors, to include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against Company, its parent and affiliated companies and their directors, officers, employees and agents.

                                      SCHEDULE I
                                    MANAGED ASSETS


1. Antrim Gas Transportation and Treating Service Agreement dated 2/6/95 between Dominion Reserves, Inc. and Michigan Consolidated Gas Company.

2. Extension and Amendment dated 1/1/96 between Terra Pipeline Company and Terra Energy, Ltd.

3. Authorization dated 10/13/95 for Dominion Reserves, Inc. to commit certain Antrim Gas under the Antrim Gas Transportation and Treating Service Agreement.

4. Gas Sales and Purchase Contract dated 1/1/95 between Destec Fuel Resources, Inc. and Kristen Corp.

5. Vienna Pipeline Gas Transportation Agreement dated 11/1/95 between Terra Energy, Ltd. and Michcon Gathering Company.

6. Gas Purchase Agreement dated 10/1/94 between Mercury Exploration Company and Consumers Power Company.

7. Letter Agreement dated 8/6/97 between Mercury Exploration Company and Consumers Power Company, for volume and price for the fourth contract year of the Gas Purchase Agreement dated 10/1/94 between Mercury Exploration Company and Consumers Power Company.

                                     SCHEDULE II
                               MERCURY EXCLUDED ASSETS

1.   The equity interests of Mercury in the following entities:

     a)   Wilderness Energy Services Limited Partnership ("Wilderness")
     b)   Frederic HOF Limited Partnership ("Frederic")
     c)   QELC
     d)   Mercury Michigan Inc.

     All easements and rights-of-way held of record in the name of Mercury for the benefit of either Wilderness or Frederic shall be excepted and deemed Excluded Assets.

2. Vehicles and non-property specific Operating Equipment directly related to the oil field operations of Mercury.

3. Mercury Exploration Company ("Assignor") has obtained from the Michigan Public Service Commission certificates authorizing Assignor to construct and operate two gas transmission pipelines in Otsego County, Michigan: The Fontinalis Pipeline (Case No. U-11120) and the North Hayes 6 inch Pipeline (Case No. U-11406) (the "Transmission Pipelines"). Assignor has obtained the easements and rights of way necessary for the construction of same.
     All of the rights and interests of Assignor in and to the certificates identified above and in all easements, rights of way and other rights and interests relating to the Transmission Pipelines, the routes of which are specifically described in the referenced certificates, are excluded from the operations of this Agreement and reserved by Assignor. In addition, all easements and rights-of-way held of record in the name of Mercury for transmission pipelines to be owned and operated by Mercury, or its designee, shall be deemed Excluded Assets. Notwithstanding the foregoing, in the event that (i) the Transmission Pipelines or (ii) any other transmission pipelines certificated in the future which Mercury owns directly or indirectly (excluding Wilderness), transport natural gas produced from any of the Mercury Properties, QELC Properties or the MGP Properties ("QRI Gas Transmission Pipeline"), QRI shall have the right to purchase a proportionate share of the QRI Gas Transmission Pipelines based on the percentage of throughput at the estimated peak capacity using a twelve-month time horizon. The proportionate share shall be offered to QRI at a price based on Assignor's cost basis therein.

4. Any benefits of any underproduction or the right to receive any payments, or cash attributable to the Mercury Properties whenever arising to "balance" any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, gas transportation or similar agreements.

                                     SCHEDULE II
                                     (CONTINUED)


                                 QELC EXCLUDED ASSETS

1. All bank accounts of QELC except for the operating and money market account.

2. Any benefits of any underproduction or the right to receive any payments, or cash attributable to the QELC Properties whenever arising to "balance" any disproportionate allocation of Hydrocarbons under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement, gas transportation or similar agreements.